Independent Auditors' Consent
                         -----------------------------



To the Shareholders and Board of Trustees of The Saratoga Advantage Trust:

We consent to the use of our report dated October 28, 1997 incorporated herein by reference, and to the reference to our Firm under the heading "Financial Highlights" in the Prospectus.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP


New York, New York
November 3, 1997